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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Current Report on Form 8-K (dated November 2, 1998) filed with the Securities and Exchange Commission by Apartment Investment and Management Company of our report dated June 26, 1998, with respect to the audit of the Combined Historical Summary of Gross Income and Direct Operating Expenses of Cirque Apartment Communities included as Exhibit
99.1 to the Form 8-K.

We also consent to the incorporation by reference of such report in Apartment Investment and Management Company's Registration Statement on Form S-3 (No. 333-828), Registration Statement on Form S-3 (No. 333-8997), Registration Statement on Form S-3 (No. 333-17431), Registration Statement on Form S-3 (No. 333-20755), Registration Statement on Form S-3 (No. 333-26415), Registration Statement on Form S-3 (No. 333-36531), Registration Statement on Form S-3 (No. 333-36537), Registration Statement on Form S-3 (No. 333-4542), Registration Statement on Form S-8 (No. 333- 4550), Registration Statement on Form S-8 (No. 333-4548), Registration Statement on Form S-8 (No. 333-14481), Registration Statement on Form S-8 (No. 333-36803), Registration Statement on Form S-4 (No. 333-39357), Registration Statement on Form S-8 (No. 333-41719), Registration Statement on Form S-4 (No. 333-49075), Registration Statement on Form S-3 (No. 333-47201), Registration Statement on Form S-8 (No. 333-57617), Registration Statement on Form S-4 (No. 333-60663), Registration Statement on Form S-4 (No. 333-60355), and Registration Statement on Form S-3 (No. 333-61409) all filed with the Securities and Exchange Commission.



                                        /s/ ERNST & YOUNG LLP




October 30, 1998
Denver, Colorado